UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Wilshire Boulevard, Suite 150, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2025, Broadway Financial Corporation (the “Company” or “Broadway”) (NASDAQ Capital Market: BYFC), the holding company of City First Bank, National Association (the “Bank”), announced Chief Operating Officer, Ruth McCloud, provided notice on January 13, 2025, that she will be retiring from City First Bank on March 31, 2025.

John A. Allen Joins City First Bank as Chief Banking Officer

Broadway is also extremely pleased to announce the appointment of John A. Allen as Chief Banking Officer.  John joined City First Bank on January 13, 2025, in this key leadership role and newly created position. In this role, John will oversee Commercial Sales and Banking, Credit Administration, Operations, and Retail, ensuring these areas operate cohesively to drive growth, efficiency, our client experience, and operational excellence.  John will report directly to President & CEO Brian Argrett.

John A. Allen brings over 30 years of experience in driving performance and effective strategic leadership within the financial services industry through several notable leadership positions at top financial institutions.  Most recently, John served as Region President for Wells Fargo across the Washington, D.C. metro area (including Baltimore, MD) where he was responsible for leading one of the premier regions.  Prior to joining Wells Fargo, John served as Executive Vice President & Region President at Santander Bank, managing retail, small business, and middle-market banking operations.  He also served as Market President at Capital One Bank, further showcasing his ability to lead and excel in diverse banking environments.

In connection with his appointment, Mr. Allen will receive a base salary of $310,000, a target annual cash award opportunity of 25% of base salary and a target annual equity award opportunity of 25% of base salary and is eligible for the Bank’s Incentive Plan generally available to senior executive officers, as discussed in the Company’s most recent proxy statement.  Mr. Allen’s service is on an “at-will” basis and has no specified term.

There are no arrangements or understandings between Mr. Allen and any other persons pursuant to which he was selected as Chief Banking Officer. There are also no family relationships between Mr. Allen and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Allen’s appointment and Ms. McCloud’s retirement is attached hereto to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.
99.1	Press Release, dated January 15, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: January 15, 2025	By:	/s/ Zack Ibrahim
Zack Ibrahim
Executive Vice President and
Chief Financial Officer